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  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated October 17, 1995, in the Registration Statement and related Prospectus of The Municipal Bond Trust, Series 235.
  /s/ ERNST & YOUNG LLP
  New York, New York
  October 23, 1995